UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 2, 2008 (April 2, 2008)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 2, 2008, the Board of Directors (the “Board”) of Vineyard National Bancorp (the “Registrant”) approved amendments to the Registrant’s Amended and Restated Bylaws (the “Bylaws”) as follows:

•
Article II Section 2 was amended to provide that a shareholder’s notice to bring business before an annual meeting of shareholders to be held in 2009 and before each annual meeting of shareholders to be held thereafter will be timely if received by the Secretary of the Registrant no earlier than 120 days and not later than 60 days prior to the anniversary of the previous year’s annual meeting of shareholders; and

•
Article III Section 3 was amended to provide that a shareholder’s notice to nominate persons for election to the Board at an annual meeting of shareholders to be held in 2009 and at each annual meeting of shareholders to be held thereafter will be timely if received by the Secretary of the Registrant no earlier than 120 days and not later than 60 days prior to the anniversary of the previous year’s annual meeting of shareholders.

The foregoing is intended to be only a summary, does not purport to be a complete description of the amendments approved by the Board and is qualified in its entirety by reference to the Certificate of Amendment to the Amended and Restated Bylaws of Vineyard National Bancorp attached to this Current Report on Form 8-K as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment to the Amended and Restated Bylaws of Vineyard National Bancorp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: April 2, 2008	By:	/s/ James G. LeSieur III
James G. LeSieur III
Executive Vice President and Chief Financial Officer